Exhibit 10.138

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

PROTEA BIOSCIENCES GROUP, INC. HOLDING CORP.

CONVERTIBLE PROMISSORY NOTE

Issuance Date: as of March 1, 2017	$308,439.00

FOR VALUE RECEIVED, PROTEA BIOSCIENCES GROUP, INC., a Delaware corporation (referred to herein as the “Maker”) with a business address at 955 Hartman Run Road, Morgantown, WV 26507, hereby unconditionally agrees and promises to pay to the order of CKR LAW, LLP, and/or its successors and assigns (the “Holder”), at the office of the Holder located at 1330 Avenue of the Americas, 14th floor, New York, New York 10019 or such other place as the Holder may from time to time designate, in lawful money of the United States of America, the principal sum of Three Hundred and Eight Thousand, Four Hundred and Thirty Nine ($308,439) Dollars (the “Principal Indebtedness”), together with accrued and unpaid interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (as defined below).

1.            Principal Indebtedness. The outstanding Principal Indebtedness of this promissory note (the “Note”) shall be due and payable, together with accrued and unpaid interest on the outstanding Principal Indebtedness, on the earlier to occur of (a) consummation by the Maker of a registered public offering of its Common Stock, $0.001 par value per share (the “Common Stock”), pursuant to a registration statement on Form S-1 (or other applicable form for registering securities) that is declared effective by the Securities and Exchange Commission (the “Public Offering”), or (b) September 30, 2017 (the “Maturity Date”).

2.            Interest. Interest shall be payable on the outstanding Principal Indebtedness (“Interest”) at the rate of two (2%) percent per annum (the “Interest Rate”) and shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. Interest shall be payable in cash, on the Maturity Date.

3.            Default Interest Rate. During any period in which an Event of Default has occurred and is continuing, Interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to eight (8%) percent (the “Default Interest Rate”), compounded monthly; provided, however, that in no event shall Maker be obligated to pay Interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

4.            Conversion of Note.

(a)          Notwithstanding anything to the contrary, express or implied, contained in this Note, if at any time prior to the Maturity Date, the Maker shall consummate a Public Offering, all or any portion of the Principal Amount of this Note and accrued Interest hereon, , at the election of the Holder and upon written notice to the Maker (a “Conversion Notice”), may be converted into that number of shares of Common Stock of the Maker (the “Conversion Shares”) as shall be determined by dividing (i) the Principal Amount of this Note being converted and accrued Interest on such Principal Amount, by (ii) a conversion price equal to eighty-five (85%) percent of the initial offering price per share of the Maker’s Common Stock offered to the public in connection with a Public Offering, as set forth in the final prospectus forming part of the registration declared effective by the Securities and Exchange Commission (the “Conversion Price”).

(b)          In the event that the Holder shall elect to convert all or any part of this Note into Common Stock as a result of consummation of a Public Offering prior to the Maturity Date, as aforesaid, the Maker shall, not later than ten (10) Business Days following the date of a Conversion Notice (i) issue and deliver to the Holder of this Note a stock certificate evidencing the applicable number of Conversion Shares, and (ii) if only a portion of this Note shall have been converted into Common Stock, pay to the Holder in cash by wire transfer of immediately available funds the difference between the initial Principal Amount of this Note and accrued Interest hereon, and that portion of this Note which has been converted into Conversion Shares; at which time this Note shall be deemed to be cancelled and without any further force or effect.

(c)          The Maker shall notify the Holder of this Note at its office of the contemplated effective date of the Public Offering by a date which shall be not later than ten (10) days prior to such effective date (such notice, the “Public Offering Notice”), and shall provide the Holder with a copy of the final registration statement and prospectus; provided, that for so long as the Holder shall serve as securities counsel to the Maker, such prior notice shall not be required.

5.            Events of Defaults. The entire outstanding Principal Indebtedness of this Note plus all Interest accrued thereon (the “Indebtedness”) shall be immediately due and payable upon the occurrence and during the continuation of any of the following events (each, an “Event of Default”):

(a)          the failure of Maker to pay the outstanding Principal Indebtedness of this Note and all accrued Interest hereon when the same shall be due and payable, which failure is not cured the Maker within five (5) Business Days after written notice of such failure to pay has been given by the Holder to the Maker; or

(b)          the filing by the Maker of any petition for relief under the United States Bankruptcy Code or any similar federal or state statute, or Maker’s consent to or acquiescence in any such filing by a third party, or the Maker shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(c)          the making by the Maker of an application for the appointment of a custodian, trustee or receiver for, or of a general assignment for the benefit of creditors by the Maker, or its consent to or acquiescence in any such application by a third party or the Maker shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing; or

(d)          the dissolution, winding up, or termination of the business or cessation of operations of the Maker (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Maker pursuant to the provisions of their charter documents), or the Maker shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

6.            Prepayment. Prior to the date a Public Offering Notice is required to be delivered to the Holder hereunder, Maker shall be permitted to prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date. All payments shall be applied first to Interest and then to the outstanding Principal Indebtedness.

7.            Governing Law. The provisions of this Note shall be construed according to the internal substantive laws of the State of New York without regard to conflict of laws principles. If any provision of this Note is in conflict with any statute or rule of law of the State of New York or is otherwise unenforceable for any reason whatsoever, then such provision shall be deemed to be restated so that it may be enforced to the fullest extent permitted by law, and the remainder of this Note shall remain in full force and effect.

8.            Acceleration. It is agreed that time is of the essence in the performance of this Note. Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, set forth in herein, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable; provided, however, that upon the occurrence of an Event of Default described in Section 5(b), 5(c) or 5(d), the principal of and accrued interest and all other amounts due and owing under this Note (if not then due and payable) shall become due and payable immediately, without presentment, demand, notice, protest, declaration or any other requirement of any kind, all which Maker expressly waives.

9.            Fees. Maker shall pay all of Holder’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If Holder shall be required to take any action, commence an action or proceeding to enforce any provisions of or collection of this Note, by suit or otherwise, Maker shall pay all reasonable costs and expences incurred by Holder including reasonable attorneys’ fees (including the reasonable hourly fees, if any, of the initial Holder) and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

10.         Waivers. Maker hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

11.         Transfer. This Note may be transferred or assigned, in whole or in part, by the Holder at any time. The term “Holder” as used herein shall also include any transferee of this Note. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

12.         Unconditional Obligation. The obligation of Maker to repay the outstanding Principal Indebtedness under this Note, together with all Interest accrued thereon, is absolute and unconditional, and there exists no right of set off, recoupment, counterclaim or defense of any nature whatsoever to the Maker’s obligation to make payment of this Note.

13.         Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery at the addresses specified in this Note.

HOLDER AND MAKER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR MAKER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING OR GOVERNING THIS NOTE. MAKER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Maker as of the day and year first set forth above.

PROTEA BIOSCIENCES GROUP, INC.

By:
Name: Stephen Turner,
Title: Chief Executive Officer